EX-99.906CERT

CERTIFICATIONS

David Bunstine, President, and Troy M. Statczar, Treasurer, of the Asset Management Fund (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2025 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President (Principal Executive Officer)	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ David Bunstine	/s/ Troy M. Statczar
David Bunstine, President (Principal Executive Officer)	Troy M. Statczar, Treasurer (Principal Financial Officer and Principal Accounting Officer)

Date: February 27, 2026	Date: February 27, 2026

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Asset Management Fund and will be retained by the Asset Management Fund and furnished to the Securities and Exchange Commission or its staff upon request.